EXHIBIT 10.1

借款补充协议书（三）

Loan Supplementary Agreement III

甲方：海博科技（北京）有限公司（下称甲方）

Party A: Hyperera Technology (Beijing) Co., Ltd.

乙方：寰宝能源（中国）有限公司（下称乙方）

Party B: Greensaver Corporation

甲乙双方本着相互谅解精神，兹就甲方对乙方的投资款转为乙方对甲方的借款，以及双方于2012年7月26日签订的《借款协议》及2013年11月19日签订的《借款补充协议书》（二）中的未尽事宜达成如下条款，以便共同遵守：

Based on the spirit of mutual understanding, for the investment from Party A to Party B converse into a loan from Party A to Party B, both parties reach another supplementary agreement on that and two agreements signed before, which on July 26, 2012 and October 19, 2013 and matters have not reached the terms and conditions. The provision of the supplementary agreement is shown as below:

一、双方综合考虑乙方目前已面临破产清算的实际情况，同意面对现实，并共同推进乙方顺利完成重组增资工作，以促使未尽问题得到顺利解决。

Because of the actual situation of the bankruptcy liquidation of Party B, both sides agree to face the reality and jointly promote the successful completion of the restructuring and replenishment funding, which will let these non-solve problems to be resolved smoothly.

二、双方确认甲方依据之前与乙方签订的《投资意向书》所汇入的壹仟万元整（￥1000万元）转为乙方对甲方的借款。

Both sides agree that according with the “letter of investment” signed before, the shares of equity capital of ￥10,000,000 transferred to the loan from Party A to Party B.

三、乙方已按照《借款补充协议书》（二）（2013年11月19日签订）于2013年12月31日前乙方还甲方200万元,原“在2015年7月30日前，偿还所有欠付甲方的本金及期间的应付利息（按年率10%计算）”的协议不变。鉴于乙方重组工作有关各股东增资细节仍在谈判中，为了支持乙方尽快恢复正常运营，双方同意废除原定于“2013年12月31日前乙方还甲方200万元”及“在2015年7月30日前，偿还所有欠付甲方的本金及期间的应付利息（按年率10%计算）”的约定。双方协商由乙方于2014年二季度偿还甲方5万元人币，三季度偿还15万元人民币，四季度偿还30万元人民币，2015年起每季度偿还250万，2015年底偿还所有本金及期间的应付利息（按年率10%计算。

In accordance with the Loan supplementary agreement (signed in October 19, 2013) Party B already paid for ￥200,000 repayment in December 31, 2013.The original agreement that “Part B have to repay Party A's principal and the interest payable (at an annual rate of 10% calculated) before July 30, 2015" is unchanged. whereas Party B is restructuring and the increase work, both sides agreed to abolished the agreement that “before December 31, 2013 Party B have to pay ￥2,000,000”and"In the July 30, 2015 ,Party B should return all the repayment and the interest payable ( calculated at an annual rate of 10% ) of all amounts”. Both sides agree that Party B repay 50,000 Yuan in the second quarter of 2014, repay 150,000 Yuan in the third quarter, and repay 300,000 Yuan in the fourth quarter. Then, from the beginning of 2015 to repay 2.5 million per quarter, by the end of 2015 to repay all principal and interest payable period (calculated at an annual rate of 10%)

四、甲方承诺，在乙方按约定日期归还上述款项的情况下，乙方之前欠付的利息可另行协商。乙方同意，在乙方归还欠付款项之前，若乙方实施股份制改造，同等条件下，甲方行使债转股的优先权。

Party A promise if Party B return the loan in time, all the interests could be paid by further negotiation. Party B agree, before party B return the loan, if party B implement the joint-stock reform, under the same conditions, Party A has right to exercise the priority of the debt-equity swap.

五、本协议签订盖章后即与双方签订的《借款协议》《借款补充协议》连带生效。协议一式两份，双方各持一份，具有同等法律效力。双方同意，本协议未尽事宜，双方首先通过协商解决。若协商不成，任何一方可通过诉诸法律解决。

This agreement is signed by the two parties takes effective with "loan agreement" joint force. Agreement signed in two originals, each party holds one, has the same legal effect. Both parties agree on matters uncovered in this agreement, both parties should solve through consultation first. If the consultation fails, either party may by resorting to the law.